EXHIBIT 23.0



                     CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Armatron International, Inc.:



      We consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File No. 2-80846 and SEC File No. 2-80950) and in the Registration Statement on Form S-8 (SEC File No. 2-80846) of Armatron International, Inc. of our reports dated November 30, 1998 on our audit of the consolidated financial statements and financial statement schedules of Armatron International, Inc. as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997 and 1996 which report is included in this Annual Report on Form 10-K.




Needham, Massachusetts                 R. J. GOLD & COMPANY P.C.
November 30, 1998